Exhibit 24.2.2

Stellantis Financial Services, Inc.

5757 Woodway Drive

Houston, Texas 77057

November 5, 2026

I, Bennie H. Duck, am Secretary of Stellantis Financial Services, Inc. (the “Company”), as Administrator of SFS Leasing, Ltd., and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on November 5, 2026, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Bennie H. Duck
By: Bennie H. Duck
Title: Secretary

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RESOLVED FURTHER, that each officer and manager who may be required to execute the Registration Statement or any amendment or supplement thereto (whether on behalf of the Company or as an officer or manager thereof) is hereby authorized to constitute and appoint each of the current officers or managers or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, acting alone, to sign any and all amendments or supplements (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming that each such attorney-in-fact and agent, and their or his or her substitutes, may lawfully do or cause to be done by virtue thereof;

FURTHER RESOLVED, that the President of the Company shall be deemed to be the “principal executive officer” and the “chief executive officer” of the Company pursuant to the instructions on Form SF-3 (the “Instructions”) and the Treasurer of the Company shall be deemed to be the “principal financial officer,” “principal accounting officer” and “chief financial officer” of the Company pursuant to the Instructions.